SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 10, 2017 root9B Holdings, Inc.
(Exact name of Company as specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-50502 (Commission File No.)	20-0443575 (IRS Employee Identification No.)

102 N. Cascade Avenue, Suite 220
Colorado Springs, CO 80919
(Address of Principal Executive Offices)

(602) 889-1137
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On July 10, 2017, the Board of Directors (the “Board”) of root9B Holdings, Inc., a Delaware corporation (the “Company”), approved the issuance of a convertible promissory note (the “Note”) to Dan Wachtler, the President and Chief Operating Officer of the Company, with a principal amount of $500,000, along with warrants to purchase shares (the “Warrant Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), representing fifty percent (50%) warrant coverage (the “Warrant”). Subject to receipt of approval from the Company’s secured convertible promissory note holders, the Note will be pari passu with the previously issued secured notes and Mr. Wachtler will become a party to that certain Security Agreement, dated September 9, 2016, by and among the Company and the investors listed therein.

The term of the Note is three years after issuance (the “Maturity Date”). The Note accrues interest at a rate of 10% per annum, payable on each March 31, June 30, September 30 and December 31, commencing September 30, 2017 until the earlier of (i) the entire principal amount being converted or (ii) the Maturity Date. The interest payments shall be made in either cash or, at Mr. Wachtler’s option, in shares of Common Stock (the “Interest Payment Shares”) at a per share price equal to 85% of the average daily volume weighted average price of the Common Stock during the five consecutive trading day period immediately prior to the interest payment date, but in no event less than $10.00 per share. Following the date which is six months after the date of issuance, at the election of Mr. Wachtler, all principal and interest due and owing under the Note is convertible into shares of Common Stock at a conversion price equal to $10.00 (the “Conversion Shares” and, together with the Warrant Shares and the Interest Payment Shares, the “Shares”). The conversion price is subject to adjustment for stock splits, stock dividends, combinations, or similar events.

The Company may prepay any portion of the outstanding principal amount of the Note and any accrued and unpaid interest, with the prior written consent of Mr. Wachtler, by paying to him an amount (the “Prepayment Amount”) equal to (i) if the prepayment date is prior to the first anniversary of the date of issuance (the “Anniversary Date”), (1) the unpaid principal to be repaid plus (2) any accrued but unpaid interest plus (3) an amount equal to the interest which has not accrued as of the prepayment date but would accrue on the principal to be repaid during the period beginning on the prepayment date and ending on the Anniversary Date of the then-outstanding principal amount of the Note or (ii) if the prepayment date is after the Anniversary Date, (1) the unpaid principal to be repaid plus (2) any accrued but unpaid interest plus (3) an amount equal to one-half of the interest which has not accrued as of the prepayment date but would accrue on the principal to be repaid during the period beginning on the prepayment date and ending on the Maturity Date.

The Warrant has a term of five years, an exercise price of $10.00 per share and may be exercised at any time following the date which is six months after the date of issuance. The number of shares of Common Stock issuable upon exercise of the Warrant is subject to adjustment for certain stock dividends or stock splits, or any reclassification of the outstanding securities of, or reorganization of, the Company.

Pursuant to the terms of both the Note and the Warrant, Mr. Wachtler may not be issued Shares if, after giving effect to the conversion or exercise of the Shares, as applicable, he, would beneficially own in excess of 19.99% of the outstanding shares of Common Stock. In addition, in the event the Company consummates a consolidation or merger with or into another entity or other reorganization event in which the Common Stock is converted or exchanged for securities, cash or other property, or the Company sells, assigns, transfers, conveys or otherwise disposes of all or substantially all of its assets or the Company or another entity acquires 50% or more of the outstanding Common Stock, then following such event, (i) at his election within 30 days of consummation of the transaction, Mr. Wachtler will be entitled to receive the Prepayment Amount, and (ii) Mr. Wachtler will be entitled to receive upon exercise of his Warrant the same kind and amount of securities, cash or property which he would have received had he exercised his Warrant immediately prior to such transaction. Any successor to the Company or surviving entity shall assume the Company’s obligations under the Note and the Warrant.

The Note and Warrant were issued and sold pursuant to exemptions from the registration requirements of the Securities Act, including Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder, as well as comparable exemptions under applicable state securities laws, as transactions by an issuer not involving a public offering.

The Note and Warrant will be filed in accordance with the rules and regulations of the SEC. The foregoing description of the principal terms of the Security Agreement does not purport to be complete and is qualified in its entirety by reference to the Security Agreement, a copy of which was filed as an exhibit to the Current Report on Form 8-K filed on September 12, 2016 as Exhibit 10.4.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02    Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

The information set forth in the Exhibit Index immediately following the signature page to this Current Report on Form 8-K is incorporated by reference into this Item 9.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ROOT9B HOLDINGS, INC.

Dated: July 14, 2017	By:	/s/ William Hoke
Name: William Hoke
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.4	Form of Security Agreement (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K of the Company filed with the Commission on September 12, 2016).

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